Exhibit 99.1

FOR IMMEDIATE RELEASE	SEPTEMBER 13, 2019

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

G. Darcy Klug, Chairman, CEO and CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK ANNOUNCES APPOINTMENT OF SENIOR MEDICAL DEVICE SALES EXECUTIVE TO BOARD

Lafayette, Louisiana – RedHawk Holdings Corp. (OTC: SNDD) (“RedHawk” or the “Company”) announced today that seasoned medical device sales and marketing veteran, Gerald (“Jerry”) C. Guzzino, has been appointed to its board of directors effective October 15, 2019. Mr. Guzzino has more than 20 years of experience in medical device sales and marketing and is an accomplished, growth-oriented executive.

From 2009 to 2018, Mr. Guzzino was the President and owner of the Louisiana-based arm of Quest Medical, LLC (“Quest”), a distributor of medical devices for Arthrex. Mr Guzzino’s company focused on selling products across the orthopedic field in order to improve patient results from surgical procedures. He was responsible for his agency’s complete profit and loss responsibility, strategic planning, fiscal management, customer relations, independent sales representative supervision and employee continuing education. At Quest, he successfully managed over 50 sales representatives in Louisiana and Mississippi.

Mr. Guzzino started his medical device sales career in 1996 with H&H Orthopaedics (“H&H”) as a sub-sales representative. Between 1999 and 2009, Mr. Guzzino was Senior Sales Representative for H&H. During this period, he was named Arthrex Outstanding Sales Representative and earned both the Arthrosurface Quota Achievement Awards and Top Sales Awards between 2004 and 2009. Between 2002 and 2005, Mr. Guzzino was recognized with the Scarlatto Pain Pump National Sales Award. H&H is a Louisiana-based representative of Arthrex, Acumed, Artrosurface, DJO Orthopaedics, Scarlatto Pain Pump, and ISO comforter.

Mr. Guzzino is a 1992 graduate of Southeastern Louisiana University with a Bachelor of Science degree. He is a member of the Louisiana Association of Cardiovascular and Pulmonary Rehabilitation. He was a sponsor of the Louisiana Orthopaedic Association, the Mississippi Orthopaedic Society and the Louisiana and Mississippi Podiatric Medical Associations.

Mr. Guzzino will also be appointed to the Company’s Audit Committee and its Compensation Committee and is expected to work closely with the Company’s medical device business unit, RedHawk Medical Products & Services, LLC, to help establish and develop the Company’s nation-wide network of independent sales representatives and distributors.

Commenting on Mr. Guzzino’s appointment, G. Darcy Klug, the Company’s Chairman and Interim Chief Executive Officer, said, “We are extremely excited about Jerry joining RedHawk. With his proven, hands-on experience managing medical device representatives, he will immediately become an invaluable team member. We expect him to work closely with fellow board members to organically and strategically assist in developing RedHawk into a premier provider of medical devices.”

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About RedHawk Holdings Corp.

RedHawk Holdings Corp., formerly Independence Energy Corp., is a diversified holding company which, through its subsidiaries, is engaged in sales and distribution of medical devices, sales of branded generic pharmaceutical drugs, commercial real estate investment and leasing, sales of point of entry full-body security systems, and specialized financial services. Through its medical products business unit, the Company sells the Sharps and Needle Destruction Device (SANDD™), WoundClot Surgical - Advanced Bleeding Control, and the Carotid Artery Digital Non-Contact Thermometer. Through our United Kingdom based subsidiary, we manufacture and market branded generic pharmaceuticals. RedHawk Energy holds the exclusive U.S. manufacturing and distribution rights for the Centri Controlled Entry System, a unique, closed cabinet, nominal dose transmission full-body x-ray scanner.

Cautionary Statement Regarding Forward-Looking Statements

This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.